Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen Integrated Corporate Relations, Inc. 330/463-6865 http://www.joann.com

JO-ANN STORES ANNOUNCES JULY SALES RESULTS

•	Company announces fiscal 2007 second quarter earnings conference call

HUDSON, OH — August 3, 2006 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that July net sales were $112.9 million versus $117.4 million in the same period last year. July same-store sales decreased 6.6% versus a decrease of 1.5% in same-store sales last year.

For the second quarter ended July 29, 2006, net sales were $363.2 million versus $383.8 million in the prior year. Same-store sales for the second quarter decreased 8.4% versus a 0.5% same-store sales decrease for the second quarter last year.

Net sales for the six-month period ended July 29, 2006 were $787.9 million versus $804.5 million for the same period in the prior year. Year-to-date same-store sales decreased 6.0% versus a same-store sales increase of 0.1% in the same period a year ago.

Second Quarter Conference Call

On August 14, 2006, the Company will announce earnings for its second quarter of fiscal 2007. In conjunction with the second quarter earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the Internet at 4:30 PM Eastern Time. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 648 Jo-Ann Fabrics and Crafts traditional stores and 169 Jo-Ann superstores.